Exhibit 2

FOR IMMEDIATE RELEASE	20 January 2012

WPP PLC (“WPP”)

Notice of Results

WPP will be announcing its Preliminary Statement for the year ended 31 December 2011 on Thursday, March 1st 2012.

Contact:

Feona McEwan, WPP	+44 (0)207 408 2204